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                                                                    EXHIBIT 10.1


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD BY THE HOLDER HEREOF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

                         TURBOCHEF TECHNOLOGIES, INC.

                       NON-NEGOTIABLE 8% PROMISSORY NOTE



$1,000,000                                              April 20, 2001




     FOR VALUE RECEIVED, the undersigned, TurboChef Technologies, Inc., a Delaware corporation (the "Payor"), having its principal executive office at 10500 Metric Drive, Suite 128, Dallas, Texas, 75243, promises to pay to Donald
J. Gogel ("Payee"), whose address is 31 Masterson Road, Bronxvile, New York 10708, the principal sum of One Million Dollars ($1,000,000) on April 20, 2003 (the "Maturity Date"). The principal amount of this Note outstanding from time to time shall bear interest at the rate of eight percent (8%) per annum and interest shall accrue from the date hereof through the Maturity Date (or until any such earlier date of either prepayment if this Note is prepaid as hereinafter provided or conversion, if this Note is converted into shares of the Payor's preferred stock as hereinafter provided). Interest accrued on this Note shall be payable semi-annually, in arrears, on the 20th day of April and October with the first interest payment commencing on October 20, 2001 (or on such earlier date of prepayment if this Note is prepaid as hereinafter provided).

     This Note is issued and subject to the following additional terms and conditions:

     1. Voluntary Prepayment. The principal amount of this Note outstanding may be prepaid at any time, in whole, without premium or penalty, but with accrued interest thereon through the prepayment date.

     2. Payments. All payments on this Note shall be made in such currency of the United States of America as shall be legal tender for payment of public and private debts at 31 Masterson Road, Bronxville, New York 10708, or such other place as the holder of this Note may designate by written notice given to the Payor from time to time. All such payments shall be made in funds immediately available at the place of payment not later than 5:00 p.m., on the date of payment. Any payment which shall fall due on a Saturday, Sunday or public holiday in the State of New York, shall be made on the next succeeding business day, and in the case of a principal payment, interest shall continue to accrue on the amount of such payment until the same has been made to Payee.

     3.   Maximum Interest Rate.  In no event shall Payee be entitled to receive

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interest, however characterized and including other consideration received in connection with this Note, at an effective rate in excess of the maximum rate allowable under applicable law (the "Maximum Rate"). In the event that a court of competent jurisdiction determines that such amounts paid or agreed to be paid by the Payor in connection with this Note causes the effective interest rate on this Note to exceed the Maximum Rate, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the Maximum Rate over the term hereof, and, in such event, any amounts received by Payee deemed to constitute excessive interest shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

     4.   Automatic Conversion.

          4.1 Upon the approval of the stockholders of the Payor ("Stockholder Approval"), the entire outstanding principal amount of this Note shall, on the business day immediately following the date of Stockholder Approval, be automatically converted, without any additional action on the part of the Payee, into (i) fully paid and non assessable shares of preferred stock, $1.00 par value (the "Convertible Preferred Stock"), of Payor and (ii) warrants (the "Warrants") to purchase that number of shares of common stock, $.01 par value of the Payor (the "Common Stock") equal to fifty (50%) percent of the number of "Conversion Shares" (as defined below) into which the Convertible Preferred Stock shall then be convertible. Each share of Convertible Preferred Stock will
(i) have a liquidation preference of $100 per share, (ii) be entitled to a dividend of $8.00 per share, which dividend will be payable semi-annually, at the Payor's option, in cash or in shares of Common Stock valued at the then fair market value, (iii) be convertible into shares of Common Stock ("Conversion Shares") at a conversion price per Conversion Share equal to the closing sale price of the Common Stock on the date of this Note, and (iv) contain anti-dilution provisions identical to those contained in the Certificate of Designation relating to the Payor's Series B Convertible Preferred Stock. The Warrants, if issued, shall have a term of ten (10) years, shall be exercisable in three equal annual installments commencing one (1) year from date of issuance, and shall be exercisable at an initial exercise price equal to 120% of the closing sale price of the Common Stock on the date of this Note. Upon conversion of the principal amount of this Note as provided above, any accrued but unpaid interest on this Note will be paid, such payment, to be made, at the Payor's option, in cash, additional shares of Convertible Preferred Stock or shares of Common Stock valued at the closing sale price of the Common Stock on the date of this Note.

          4.2 Upon receipt of Stockholder Approval, the Payor shall provide the Payee with written notice of the conversion as provided in 4.1 above, and the Payor shall surrender this Note to the Payor at the Payor's principal executive office.

          4.3 As promptly as practical after (i) receipt of Stockholder Approval and (ii) the surrender by Payee of this Note to the Payor, the Payor shall deliver or cause to be delivered to Payee, certificate(s) representing fully paid and nonassessable shares of Convertible Preferred Stock and Warrants issued in the name of Payee and payment of all accrued and unpaid interest as provided in 4.1 above, and a cash adjustment in respect of any fraction of a share to which Payee shall otherwise be entitled. No fractional shares of Convertible Preferred Stock, Warrants or Common Stock shall be issued upon the surrender of this Note for conversion.

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     5.   Event of Default.  If any of the following conditions, events or acts shall occur:

          5.1 The failure by the Payor to make any payment hereunder as and when the same shall become due and payable; or

          5.2 The dissolution of the Payor or any vote in favor thereof by the stockholders and the board of directors of the Payor; or

          5.3 The Payor's insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or there shall be commenced against the Payor any such proceeding or filed against the Payor any such application or petition which proceeding, application or petition is not dismissed or withdrawn within one hundred twenty
(120) days of commencement or filing, as the case may be; or

          5.4 The admission in writing of the Payor's inability to pay its debts as they mature;

Then, in any such event, Payee shall have the right to declare an event of default hereunder, and the indebtedness evidenced by this Note shall immediately upon such declaration become due and payable, both as to principal and accrued interest.

     6. Restriction on Transfer. By his acceptance of this Note, Payee acknowledges that neither this Note, the shares of Convertible Preferred Stock, Conversion Shares, Warrants or shares of Common Stock underlying the Warrants (the "Warrant Shares") have been registered or qualified under the securities laws of the United States of America or any state thereof. By his acceptance of this Note, Payee acknowledges and represents that this Note has been, and the shares of Convertible Preferred Stock, Conversion Shares, Warrants and Warrant Shares and any shares of the Payor's capital stock that may be received by the Payee in lieu of cash payment of interest or dividends under this Note or the Convertible Preferred Stock, as the case may be, if acquired, shall be, acquired for investment and, no interest in this Note, the Convertible Preferred Stock, Conversion Shares, Warrants, Warrants Shares or shares of capital stock received by the Payee in lieu of cash payments of interest or dividends, may be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of registration and qualification thereof under applicable federal and state securities laws unless in the opinion of either counsel to the Payor or counsel of Payee reasonably satisfactory to the Payor such registration and qualification are not required. Nether this Note nor any interest therein may be assigned by the Payee without the written consent of the Payor except pursuant to the laws of descent and distribution.

     7.   Miscellaneous.

          7.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

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          7.2   All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

          7.3 If this Note is not paid when due, the Payor shall pay all costs associated with the enforcement of the terms and payment of this Note, including reasonable attorney's fees, which shall be added to the amount due and recoverable under this Note.

Payee shall not be subject to (and the Payor hereby expressly waives as against Payee) any defenses, set-offs, counterclaims, or other objections to the payment of this Note.

          7.4 The Payor hereby waives presentment for payment, notice of dishonor, protest, notice of protest and any demand whatsoever.

          7.5 This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

          7.6 This Note and the obligations of the Payor and the rights of Payee shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law principles.

          7.7   This Note shall bind the Payor and its successors.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered by the undersigned.


                                TURBOCHEF TECHNOLOGIES, INC.


                               By: /s/ Richard N. Caron
                                   ---------------------------------------------
                                 Name:  Richard N. Caron
                                 Title:  President & CEO


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